Exhibit 23.3







The Board of Directors
Chrysler Financial Company L.L.C.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Detroit, Michigan
November 28, 2000